Exhibit 99.1

Endeavor Releases First Quarter 2021 Results

Beverly Hills, CA (June 2, 2021) – Endeavor Group Holdings, Inc. (NYSE: EDR), a global entertainment, sports and content company, today released its financial results for the quarterly period ended March 31, 2021, and provided guidance for the fiscal year.

Q1 2021 Financial Highlights

•	Revenue was $1.07 billion, compared to $1.19 billion in the first quarter of 2020 prior to the pandemic’s impact.

•	Operating Income was $94.5 million, compared to $53.8 million in the first quarter of 2020.

•	Net Income was $2.4 million compared to Net Loss of $51.3 million in the first quarter of 2020.

•	Adjusted EBITDA and Adjusted Net Income increased to $199.5 million and $58.1 million, respectively, compared to $176.2 million and $43.8 million in the first quarter of 2020.

“As we emerge from the pandemic, we are witnessing strong demand for all forms of content,” remarked Ariel Emanuel, CEO, Endeavor. “Our company was purpose-built to fulfill this demand on a global scale – be it live events and experiences or premium on-screen content. While our first quarter results were still negatively impacted by COVID-19, we are well positioned to benefit from the pent-up demand for content, while maintaining our long-term focus on secular trends and high-growth areas that have been both validated and amplified by the pandemic.”

Much of the demand is coming via the company’s experiences business, which includes On Location, acquired in January of 2020 just before the pandemic began impacting events.

The International Olympic Committee (IOC) today named On Location the global hospitality provider for the Olympic and Paralympic Games, covering three Games, beginning with Paris 2024. This significant relationship marks the first time the IOC has appointed a company as a global hospitality provider for multiple editions of the Games. Other distinguished partners to On Location include the NFL, NCAA and the PGA Championship.

Q1 2021 Segment Operating Results

•

At the segment level, Owned Sports Properties revenue increased $51.3 million, or 22.1%, to $283.5 million, compared to the first quarter of 2020, driven by increased event output and higher media rights and sponsorship fees at UFC. The segment’s Adjusted EBITDA for the quarter increased $43.3 million, or 42.3%, to $145.5 million, compared to the first quarter of 2020, driven primarily by the increase in revenue at UFC, slightly offset by an increase in operating expenses.

•

Events, Experiences & Rights segment revenue decreased $129.2 million, or 19.3%, to $539.6 million, compared to the first quarter of 2020, primarily attributable to the cancellation of events due to COVID-19, partially offset by media rights fees associated with several events that were postponed in 2020 and moved to the first quarter of 2021. The segment’s Adjusted EBITDA for the quarter decreased $30.1 million, or 43.5%, to $39.1 million, compared to the first quarter of 2020, driven primarily by the COVID-19-related reduction in revenue, partially offset by a decrease in operating expenses.

•

Representation segment revenue decreased $43.8 million, or 15.0%, to $248.9 million, compared to the first quarter of 2020. The decrease was attributed primarily to the impact of COVID-19 on advertising spending, as well as reduced and delayed productions and fewer content deliveries. The segment’s Adjusted EBITDA for the quarter decreased $7.1 million, or 10.4%, to $61.5 million compared to the first quarter of 2020, driven primarily by the decline in revenue, partially offset by reduced operating expenses.

2021 Guidance

•	Revenue is expected to be between $4.76 and $4.83 billion.

•	Adjusted EBITDA is expected to be between $735 and $745 million.

•	We expect to reduce our debt by $600 million in Q3 2021.

Balance Sheet and Liquidity Highlights

At March 31, 2021, cash and cash equivalents totaled $880.9 million, compared to $1.008 billion at December 31, 2020. Total debt was $5.872 billion at March 31, 2021, compared to $5.926 billion at December 31, 2020.

Net proceeds from our initial public offering (including the sale of shares under the over-allotment option) and the concurrent private placements, after taking into account cash used for the UFC buyout, underwriting discounts and commissions and estimated fees and expenses, was approximately $1 billion.

For further information regarding the company’s financial results, as well as certain non-GAAP measures including Adjusted EBITDA and Adjusted Net Income, and the reconciliations thereof, please refer to the following pages of this release or visit the company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET today. The event can be accessed at: https://event.on24.com/wcc/r/3185246/839679E61F8FFE174B65224AF495459A The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate to matters of historical fact should be considered forward-looking statements, including statements the Company’s guidance for full year 2021 and expected demand for the services and content Endeavor provides. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the impact of the COVID-19 global pandemic on Endeavor’s business, financial condition, liquidity and results of operations; changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s organization and structure; and other important factors discussed under the caption “Risk Factors” in Endeavor’s final prospectus filed with the Securities and Exchange Commission (the “SEC”) on Form 424(b)(4) on April 30, 2021, as any such factors may be updated from time to time in its other filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 to be filed with the SEC, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global entertainment, sports and content company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Revenue	$1,069,582	$1,190,397
Operating expenses:
Direct operating costs	546,392	681,284
Selling, general and administrative expenses	381,113	388,971
Insurance recoveries	(19,657)	(17,119)
Depreciation and amortization	67,236	80,447
Impairment charges	—	3,050

Total operating expenses	975,084	1,136,633

Operating income	94,498	53,764
Other (expense) income:
Interest expense, net	(68,351)	(69,984)
Other (expense) income, net	(3,215)	25,357

Income before income taxes and equity losses of affiliates	22,932	9,137
Provision for income taxes	5,085	48,604

Income (loss) before equity losses of affiliates	17,847	(39,467)
Equity losses of affiliates, net of tax	(15,471)	(11,794)

Net income (loss)	2,376	(51,261)
Net income attributable to non-controlling interests	27,246	3,695

Net loss attributable to Endeavor Operating Company, LLC	$(24,870)	$(54,956)

Segment Results

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Revenue:
Owned Sports Properties	$283,481	$232,167
Events, Experiences & Rights	539,610	668,776
Representation	248,909	292,734
Eliminations	(2,418)	(3,280)

Total Revenue	$1,069,582	$1,190,397

Adjusted EBITDA:
Owned Sports Properties	$145,549	$102,294
Events, Experiences & Rights	39,050	69,123
Representation	61,483	68,613
Corporate	(46,616)	(54,492)

Consolidated Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$880,880	$1,008,485
Restricted cash	167,219	181,848
Accounts receivable (net of allowance for doubtful accounts of $67,623 and $67,975, respectively)	519,478	445,778
Deferred costs	195,038	234,634
Other current assets	189,108	194,463

Total current assets	1,951,723	2,065,208
Property and equipment, net	604,920	613,139
Operating lease right-of-use assets	374,473	386,911
Intangible assets, net	1,550,160	1,595,468
Goodwill	4,181,616	4,181,179
Investments	225,065	251,078
Other assets	719,778	540,651

Total assets	$9,607,735	$9,633,634

LIABILITIES, REDEEMABLE INTERESTS AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$497,218	$554,260
Accrued liabilities	371,002	322,749
Current portion of long-term debt	103,213	212,971
Current portion of operating lease liabilities	58,700	58,971
Deferred revenue	660,269	606,530
Deposits received on behalf of clients	162,893	176,572
Other current liabilities	64,199	65,025

Total current liabilities	1,917,494	1,997,078

Long-term debt	5,768,324	5,712,834
Long-term operating lease liabilities	382,246	395,331
Other long-term liabilities	365,386	373,642

Total liabilities	8,433,450	8,478,885

Commitments and contingencies
Redeemable non-controlling interests	168,773	168,254
Redeemable equity	22,519	22,519
Members’ Equity:
Members’ capital	447,320	468,633
Accumulated other comprehensive loss	(174,234)	(190,786)

Total Endeavor Operating Company, LLC members’ equity	273,086	277,847
Nonredeemable non-controlling interests	709,907	686,129

Total members’ equity	982,993	963,976

Total liabilities, redeemable interests and members’ equity	$9,607,735	$9,633,634

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with under United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, COVID-19 related expenses, and certain other items when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes, which may not be comparable with other companies based on our tax structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted Net Income is a non-GAAP financial measure and is defined as net income (loss) attributable to Endeavor Operating Company adjusted to exclude our share (excluding those relating to non-controlling interests) of the adjustments used to calculate Adjusted EBITDA, other than income taxes, net interest expense and depreciation, on an after-tax basis, the release of tax valuation allowances and other tax items

Adjusted Net Income adjusts income or loss attributable to the Company for items that are not considered to be reflective of our operating performance. Management believes that such non-GAAP information is useful to investors and analysts as it provides a better understanding of the performance of our operations for the periods presented and, accordingly, facilitates the development of future projections and earnings growth prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income do not reflect any cash requirement for such replacements or improvements; and they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss), as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.

Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for equity-based compensation expense, restructuring charges, gains, losses and impairments related to acquisitions and divestitures of businesses, non-cash fair value adjustments of embedded foreign currency derivatives, equity method earnings or losses and fair value adjustments for investments, certain tax items and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA and Adjusted Net Income

(Unaudited)

Adjusted EBITDA
	Three Months Ended March 31,
(in thousands)	2021	2020
Net income (loss)	$2,376	$(51,261)
Provision for income taxes	5,085	48,604
Interest expense, net	68,351	69,984
Depreciation and amortization	67,236	80,447
Equity-based compensation expense	16,491	7,771
Merger, acquisition and earn-out costs	10,985	10,162
Certain legal costs	3,952	2,802
Restructuring, severance and impairment	407	16,942
Fair value adjustment - equity investments	(7,799)	2,809
Equity method losses - Learfield IMG College	18,805	11,756
COVID-19 related costs	—	210
Other	13,577	(23,985)

Adjusted EBITDA	$199,466	$176,241

Net income (loss) margin	0.2%	(4.3%)
Adjusted EBITDA margin	18.6%	14.8%

Adjusted Net Income
	Three Months Ended March 31,
(in thousands)	2021	2020
Net income (loss)	$2,376	$(51,261)
Net income attributable to non-controlling interests	(27,246)	(3,695)

Net loss attributable to Endeavor Operating Company, LLC	(24,870)	(54,956)
Amortization	45,728	59,964
Equity-based compensation expense	16,491	7,771
Merger, acquisition and earn-out costs	10,985	10,162
Certain legal costs	3,952	2,802
Restructuring, severance and impairment	407	16,942
Fair value adjustment - equity investments	(7,799)	2,809
Equity method losses - Learfield IMG College	18,805	11,756
COVID-19 related costs	—	210
Other	13,577	(23,985)
Tax effects of adjustments	(6,319)	1,366
Adjustments allocated to non-controlling interests	(12,847)	(23,365)
Valuation allowance and other tax items	—	32,338

Adjusted Net Income	$58,110	$43,814